CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                                  ANMORE, INC.

Federal Employer Identification No.

         Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is:

                                  ANMORE, INC.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 2nd day of July, 2003.

         Resolved Article Third of the Certificate of Incorporation be amended to read as follows:

The aggregate number of shares of all classes of shares which the corporation shall have authority to issue is 50,000,000 shares of common stock, $0.001 par value and 5,000,000 shares of preferred stock, $0.001 par value.

3. The number of shares outstanding at the time of the adoption of the amendment was 1,000,000. The total number of share entitled to vote thereon was 1,000,000.

4.       The number of shares for and against such amendment is as follows:

         Number of Shares Voting for Amendment: 1,000,000.

         Number of Shares Voting Against Amendment: 0

5. The effective date of this Amendment to the Certificate of Incorporation shall be: upon filing

Dated this 3rd day of July, 2003.


                       ANMORE, INC.
                       Corporate Name

                       By: /s/  Gregg E. Jaclin
                       ---------------------------
                                GREGG E. JACLIN
                                Incorporator

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                          CERTIFICATE OF INCORPORATION
                                       OF
                                  ANMORE, INC.

         This is to certify that there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et. seq., known as the "New Jersey Business Corporation Act."

         FIRST:   The name of the corporation is: ANMORE, INC.

         SECOND: The purposes for which this corporation is organized is to engage in any activity under the "New Jersey Business Corporation Act."

         THIRD: The aggregate number of shares of all classes of shares which the corporation shall have authority to issue is 5,000,000 shares of common stock,$0.001 par value and 1,000,000 shares of preferred stock, $0.001 par value.

         FOURTH: The address of the corporation's initial registered office is 4400 Route 9 So., Second Floor, Freehold, NJ 07728 and the name of the corporation's initial registered agent at such address is Gregg E. Jaclin.

         FIFTH: The corporation shall indemnify every officer, director and corporate agent to the full extent permitted by the New Jersey Business Corporation Act as the same may be amended from time to time.

         SIXTH:   The number of Directors constituting the first Board is one
                  (1), and the name and address of the person who is to serve as the Director is:

                  Name                    Address
                  KENT MACKAY             34A 2755 Lougheed Hwy
                                          Pt. Coquitlam, BC   V3B 549

         SEVENTH: To the fullest extent permitted by the New Jersey Business
                  Corporation Act as the same exists or may hereafter be amended, no director or officer of this Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders except that no director or officer shall be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

         EIGHTH:  The name and address of each incorporator is:

                  Name                    Address
                  Gregg E. Jaclin         4400 Route 9 So., 2nd Floor
                                          Freehold, New Jersey  07728

         NINTH:   The term of this corporate existence is perpetual.

         IN WITNESS WHEREOF, each individual incorporator, being over the age of eighteen years, has signed this Certificate this 24th day of June, 2003.


                                             /s/  Gregg E. Jaclin
                                            ------------------------------
                                                  GREGG E. JACLIN
                                                  Incorporator